SUB-ADVISORY AGREEMENT

THIS AGREEMENT is made this ______ day of ___________________ 1998, by and between PRIVATE CONSULTING GROUP, INC., an Oregon corporation (the "Adviser") and MENCH FINANCIAL, INC., an Ohio corporation (the "Sub-Adviser").

WITNESSETH:

WHEREAS, the Adviser is a registered investment adviser under the Investment Advisers Act of 1940 (the "Investment Advisers Act"), as amended, and engages in the business of acting as an investment adviser;

WHEREAS, the Sub-Adviser is a registered investment adviser under the Investment Advisers Act and engages in the business of acting as an investment adviser;

WHEREAS, the Adviser is the investment adviser for the Advisor's Fund (the "Fund") and provides investment advisory services to the Fund on the terms and conditions set forth in an investment advisory contract;

WHEREAS, the Fund is engaged in business as a diversified, open-end, management investment company registered under the Investment Company Act of 1940 (the "1940 Act"); and

WHEREAS, the Fund is authorized to issue shares in separate series, with each such series representing interests in a separate portfolio of securities and other assets;

WHEREAS, the Adviser desires to retain the Sub-Adviser as the Adviser's agent to furnish advisory services to the PCG Aggressive Growth Series of the Fund (the "Series") on the terms and conditions hereinafter set forth;


NOW THEREFORE, in consideration of the mutual covenants herein contained and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto agree as follows:
1. Appointment. The Adviser hereby appoints Sub-Adviser to provide sub-investment advisory services to the Series for the period and on the terms set forth in this Agreement. Sub-Adviser accepts such appointment and agrees to furnish the services herein set forth for the compensation herein provided.
2. Investment Advice. The Sub-Adviser shall furnish the Series investment research and advice consistent with the investment policies set forth in the prospectus and statement of additional information of the Fund, subject at all times to the policies and control of the Fund's Board of Directors and the supervision of the Adviser. In addition, the Sub-Adviser may avail itself of any investment research or advice provided by the Adviser. The investment advice rendered hereunder is subject further to any requirements imposed by the Fund's Articles of Incorporation and Bylaws, the 1940 Act and the rules and regulations promulgated thereunder, any other applicable provisions of law, and the terms of the registration statements of the Fund under the federal securities laws, all as from time to time amended. The Sub-Adviser shall give the Series the benefit of its best judgment, efforts and facilities in rendering its services as Sub-Adviser.
3. Investment Analysis and Implementation. In carrying out its obligation under paragraph 2 hereof, the Sub-Adviser shall:
     (a) determine which issuers and securities shall be represented in the Series' portfolio and regularly report thereon to the Fund's Board of Directors and the Adviser;
     (b) formulate and implement continuing programs for the purchase and sale of the securities of such issuers and regularly report thereon to the Fund's Board of Directors and the Adviser;
     (c) continuously review the Series' security holdings and the investment program and the investment policies of the Series; and
     (d) take, on behalf of the Series, all actions which appear necessary to carry into effect such purchase and sale programs, including the placement of orders for the purchase and sale of securities for the Series.

4. Broker-Dealer Relationships. Subject to its fiduciary duty to seek best execution, the Sub-Adviser shall place orders for the purchase and sale of securities for the Series with the broker/dealers specified by the Adviser.
5. Principal Transactions and Code of Ethics. The Sub-Adviser and any affiliated person of the Sub-Adviser will not purchase securities or other financial instruments from or sell securities or other financial instruments to the Series ("Principal Transactions"); provided however, the Sub-Adviser may enter into a Principal Transaction with the Series if (i) the transaction is permissible under applicable laws and regulations, including, without limitation, the 1940 Act and the Investment Advisers Act and the rules and regulations promulgated thereunder, and (ii) the transaction receives the express written approval of the Fund.

     The Sub-Adviser agrees to observe and comply with Rule 17j-1 under the 1940 Act and its Code of Ethics, as the same may be amended from time to time. The Sub-Adviser agrees to provide the Adviser and the Fund with a copy of such Code of Ethics.


6. Control by Board of Directors. Any investment program undertaken by the Sub-Adviser pursuant to this Agreement, as well as any other activities undertaken by the Sub-Adviser on behalf of the Series pursuant thereto, shall at all times be subject to any directives of the Board of Directors of the Fund.

7. Compliance with Applicable Requirements. In carrying out its obligations under this Agreement, the Sub-Adviser shall ensure that the Series complies with:
     (a)  all  applicable  provisions of the 1940 Act;
     (b) the provisions of the Registration Statement of the Fund, as amended, under the Securities Act of 1933 and the 1940 Act;
     (c) all applicable statutes and regulations necessary to qualify the Series as a Regulated Investment Company under Subchapter M of the Internal Revenue Code (or any successor or similar provision), and shall notify the Adviser and the Board of Directors immediately upon having a reasonable basis for believing that the Series has ceased to so qualify or that it might not so qualify in the future;
     (d) the diversification provisions of Section 817(h) of the Internal Revenue Code and the regulations issued thereunder relating to the diversification requirements for variable insurance contracts and any prospective amendments or other modifications to Section 817 or regulations thereunder. Sub-Adviser shall notify the Adviser and the Board of Directors immediately upon having a reasonable basis for believing that the Series has ceased to comply and will take all reasonable steps to adequately diversify the Series so as to achieve compliance within the grace period afforded by Regulation 1.817-5.
     (e)  the provisions of the Fund's Articles of Incorporation, as amended;
     (f)  the provisions of the Bylaws of the Fund, as amended; and
     (g)  any other applicable provisions of state and federal law.
8. Records. The Sub-Adviser hereby agrees to maintain all records relating to its activities and obligations under this Agreement which are required to be maintained by Rule 31a-1 under the 1940 Act and agrees to preserve such records for the periods prescribed by Rule 31a-2 under the 1940 Act. The Sub-Adviser further agrees that all such records are the property of the Fund and agrees to surrender promptly to the Fund any such records upon the Fund's request.

9. Expenses. The expenses connected with the Fund shall be borne by the Sub-Adviser as follows:
     (a) The Sub-Adviser shall maintain, at its expense and without cost to the Fund, a trading function in order to carry out its obligations under subparagraph (d) of paragraph 3 hereof to place orders for the purchase and sale of portfolio securities for the Series.
     (b) The Sub-Adviser shall pay any expenses associated with carrying out its obligation under subparagraph (b) of paragraph 3 hereof to prepare reports for the Fund's Board of Directors concerning issuers and securities represented in the Series' portfolio.
     (c) Other than as specifically set forth above, the Sub-Adviser shall not be required to pay any expenses of the Fund, and in particular, but without limiting the generality of the foregoing, the Sub-Adviser shall not be required to pay office rental or general administrative expenses; board of directors' fees, legal, auditing, and accounting expenses, brokerage commissions, taxes and governmental fees, membership dues, fees of custodian, transfer agent, registrar and dividend disbursing agent, expenses of issue sale or redemption of shares of the Fund, costs and expenses in connection with the registration  of such  stock  under  the  Securities  Act of 1933  and qualification  of the Fund's  stock  under Blue Sky laws,  expenses of preparing and distributing reports, proxy statements, expenses of printing prospectuses and such other nonrecurring expenses as may arise from time to time.
10. Representations and Warranties of Sub-Adviser. The Sub-Adviser represents and warrants to the Adviser and the Fund as follows:
     (a) the Sub-Adviser is registered as an investment adviser under the Investment Advisers Act;
     (b) the Sub-Adviser will immediately notify the Adviser and the Fund of the occurrence of any event that would disqualify the Sub-Adviser from serving as an investment adviser of an investment company pursuant to
          Section 9(a) of the 1940 Act;
     (c) the Sub-Adviser will file a notice of exemption pursuant to Rule 4.14 under the Commodity Exchange Act with the Commodity Futures Trading Commission and the National Futures Association prior to providing any futures contract or commodity trading advice to the Fund;
     (d) the Sub-Adviser is duly organized and validly existing under the laws of the State of Ohio with the power to own and possess its assets and carry on its business as it is now being conducted;
     (e) the execution, delivery and performance by the Sub-Adviser of this Agreement are within the Sub-Adviser's powers and have been duly authorized by all necessary actions on the part of its shareholders, and no action by or in respect of, or filing with, any governmental body, agency or official is required on the part of the Sub-Adviser for the execution, delivery and performance by the Sub-Adviser of this Agreement, and the execution, delivery and performance by the Sub-Adviser of this Agreement do not contravene or constitute a default under (i) any provision of applicable law, rule or regulation,
          (ii) the Sub-Adviser's governing instruments, or (iii) any agreement, judgment, injunction, order, decree, or other instrument binding upon the Sub-Adviser;
     (f)  This  Agreement is a valid and binding  agreement of the  Sub-Adviser;
     (g) The Form ADV of the Sub-Adviser previously provided to the Adviser and the Fund is a true and complete copy of the form filed with the Securities and Exchange Commission and the information contained therein is accurate in all material respects and does not omit to state any material fact necessary in order to make the statement made, in light of the circumstances under which they were made, not misleading.
11. Compensation. For the services to be rendered and the facilities furnished hereunder, the Adviser shall pay the Sub-Adviser an annual fee equal to .25 percent of the average daily closing value of the net assets of the Series, computed on a daily basis and payable monthly. If this Agreement shall be effective for only a portion of a year, then the Sub-Adviser's compensation for said year shall be prorated for such portion. For purposes of this
     Section 11, the value of the net assets of the Series shall be computed in the same manner at the end of the business day as the value of such net assets is computed in connection with the determination of the net asset value of the Series' shares as described in the Fund's prospectus and statement of additional information. Payment of the Sub-Adviser's compensation for the preceding month shall be made within 30 days of the month-end.
12. Non-Exclusivity. The services of the Sub-Adviser to the Adviser are not to be deemed to be exclusive, and the Sub-Adviser shall be free to render investment advisory or other services to others and to engage in other activities, so long as its services under this Agreement are not impaired thereby.
13. Term. This Agreement shall become effective upon the date first above written, provided that this Agreement shall not take ---- effect with respect to the Series unless it has first been approved (i) by a vote of a majority of those directors of the Fund who are not parties to this Agreement or interested persons of any such party, cast in person at a meeting called for the purpose of voting on such approval, and (ii) by vote of a majority of the Series outstanding voting securities. This Agreement shall continue in effect for a period of two years from the date hereof, subject thereafter to being continued in force and effect from year to year if specifically approved each year by either (i) the Board of Directors of the Series, or (ii) by the affirmative vote of a majority of the Series outstanding voting securities. In addition to the foregoing, each renewal of this Agreement must be approved by the vote of a majority of the Fund's directors who are not parties to this Agreement or interested persons of any such party, cast in person at a meeting called for the purpose of voting on such approval. Prior to voting on the renewal of this Agreement , the Board of Directors of the Fund may request and evaluate, and the Sub-Adviser shall furnish, such information as may reasonably be necessary to enable the Fund's Board of Directors to evaluate the terms of this Agreement.
14. Termination. This Agreement may be terminated at any time, without the payment of any penalty: (i) by vote of the Fund's Board of Directors or by vote of a majority of the Series' outstanding voting securities (as defined in Section 2(a)(42) of the 1940 Act), or by the Adviser or Sub-Adviser on sixty (60) days' written notice to the other party; (ii) upon twenty (20) days written notice by the Adviser due to breach by the Sub-Adviser of any representation or warranty contained in paragraph 10 hereof, which shall not have been cured during the notice period; (iii) by the Adviser immediately upon written notice to the Sub-Adviser if the Sub-Adviser becomes unable to discharge its duties and obligations under this Agreement. This Agreement shall automatically terminate in the event of its "assignment" as that term is defined in Section 2(a)(4) of the 1940 Act.
15. Limitation of Liability of the Sub-Adviser. In the absence of willful misfeasance, bad faith or gross negligence on the part of the Sub-Adviser or its officers, directors or employees, or breach of its duties hereunder, the Sub-Adviser shall not be liable to the Adviser, the Fund or to any shareholder of the Fund for any act or omission in the course of, or connected with, rendering services hereunder or for any losses that may be sustained in the purchase, holding or sale of any security, provided the Sub-Adviser has acted in good faith; provided further that nothing herein shall relieve the Sub-Adviser from any obligations under applicable law, including, without limitation, the federal and state securities laws.
16. Indemnification. The Sub-Adviser shall indemnify the Adviser and the Fund, and their respective officers and directors, for any liability and expenses, including attorney's fees, which may be sustained as a result of the Sub-Adviser's willful misfeasance, bad faith, gross negligence, breach of its duties hereunder or violation of applicable law, including without limitation, the federal and state securities laws.
17. Notices. Any notices under this Agreement shall be in writing, addressed and delivered or mailed postage-paid to the other party at such address as such other party may designate for the receipt of such notice. Until further notice to the other party, it is agreed that the address of the Adviser for this purpose shall be 4650 SW Macadam, Portland, Oregon, 97201, and the address of the Sub-Adviser for this purpose shall be 30 West Third Street, Fourth Floor, Cincinnati, Ohio 45202.
18. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Oregon. Any question of interpretation of any term or provision of this Agreement having a counterpart in or otherwise derived from a term or provision of the 1940 Act shall be resolved by reference to such term or provision of the 1940 Act and to interpretations thereof, if any, by the U.S. courts or, in the absence of any controlling decisions of any such court, by rules, regulation or order of the Securities and Exchange Commission validly issued pursuant to the 1940 Act. In addition, where the effect of a requirement of the 1940 Act reflected in any provision of this Agreement is relaxed by a rule, regulation or order of the Securities and Exchange Commission, whether of special or general application, such provision shall be deemed to incorporate the effect of such rule, regulation or order.
19. Captions. The captions herein are included for convenience of reference only and shall be ignored in the construction or interpretation hereof.
20. Severability. If any provision of this Agreement shall be held or made invalid by a court decision or applicable law, the remainder of the Agreement shall not be affected adversely and shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed in duplicate by their respective officers on the day and year first above written.

ATTEST:                                PRIVATE CONSULTING GROUP, INC.



_______________________                By:_____________________________
                                       Title:


ATTEST:                                MENCH FINANCIAL, INC.




_______________________                By:_________________________
                                       Title